Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President, Investor Relations, or

Carlynn Finn, Senior Manager, Investor Relations

(617) 796-8320

Select Income REIT Announces 2012 Fourth Quarter and Year End Results

Newton, MA (February 22, 2013): Select Income REIT (NYSE: SIR) today announced financial results for the quarter and year ended December 31, 2012. SIR was formed on December 19, 2011 as a wholly owned subsidiary of CommonWealth REIT (NYSE: CWH), and SIR sold approximately 29.5% of its common shares in an initial public offering, or IPO, on March 12, 2012.  Accordingly, SIR’s historical results of operations for the 2011 periods are not comparable to results reported for the current periods; similarly, SIR’s historical results for the years ended December 31, 2011 and 2012 are not comparable to the results which may be expected in future periods.

Results for the Quarter Ended December 31, 2012:

Normalized funds from operations, or Normalized FFO, for the quarter ended December 31, 2012 were $23.6 million, compared to Normalized FFO for the quarter ended December 31, 2011 of $20.1 million.  Normalized FFO per share for the quarter ended December 31, 2012 were $0.71 per share.

Net income was $17.2 million for the quarter ended December 31, 2012, compared to $17.2 million for the same quarter last year.  Net income per share for the quarter ended December 31, 2012 was $0.52 per share.

The weighted average number of common shares outstanding was 33,070,092 for the quarter ended December 31, 2012.  For the quarter ended December 31, 2011, SIR had only a nominal number of shares outstanding.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended December 31, 2012 and 2011 appears later in this press release.

Results for the Year Ended December 31, 2012:

Normalized FFO for the year ended December 31, 2012 were $83.2 million, compared to Normalized FFO for the year ended December 31, 2011 of $80.1 million.  Normalized FFO per share for the year ended December 31, 2012 were $3.07 per share.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Net income was $65.9 million for the year ended December 31, 2012, compared to $68.9 million for the year ended December 31, 2011.  Net income per share for the year ended December 31, 2012 was $2.43 per share.

The weighted average number of common shares outstanding was 27,121,991 for the year ended December 31, 2012.  For the year ended December 31, 2011, SIR had only a nominal number of shares outstanding.

A reconciliation of net income, determined according to GAAP, to FFO and Normalized FFO for the years ended December 31, 2012 and 2011 appears later in this press release.

Occupancy and Leasing Results:

As of December 31, 2012, 95.3% of SIR’s total rentable square feet was leased, compared to 95.3% leased as of December 31, 2011, and 94.9% leased as of September 30, 2012.

SIR entered lease renewals for 375,000 square feet and new leases for 59,000 square feet during the quarter ended December 31, 2012 which had weighted average rental rates that were 35.2% above prior rents for the same square feet.  The weighted average lease term for leases entered during the fourth quarter of 2012 was 9.6 years.  Commitments for tenant improvement, leasing commission costs and concessions for leases entered during the quarter ended December 31, 2012 totaled approximately $323,000, or approximately $0.08 per square foot per year of the weighted average lease term.  All renewal and new leasing activity during the quarter ended December 31, 2012 occurred at SIR’s properties located in Hawaii.

During the quarter ended December 31, 2012, SIR also executed ten rent resets at properties located in Hawaii for approximately 365,000 square feet of land at combined weighted average reset rates that were approximately 59.4% higher than prior rates.

Investment Activities:

Since October 1, 2012, SIR has acquired 9 properties with a combined 1,238,809 square feet for an aggregate purchase price of $282.4 million, excluding closing costs, which are described below.

•            In November 2012, SIR acquired a single tenant, net leased office property located in Sunnyvale, CA with 96,415 square feet.  The purchase price was $28.1 million, excluding closing costs.

•            Also in November 2012, SIR acquired a net leased industrial property located in Honolulu, HI with 49,452 square feet.  The purchase price was $6.3 million, excluding closing costs.

•            Also in November 2012, SIR acquired three single tenant, net leased office properties located in Sterling, VA with a combined 337,228 square feet.  The aggregate purchase price was $85.6 million, excluding closing costs.

•            In December 2012, SIR acquired a single tenant, net leased office property located in Ann Arbor, MI with 82,003 square feet.  The purchase price was $16.9 million, excluding closing costs.

•            Also in December 2012, SIR acquired a single tenant, net leased office property located in Columbia, MD with 119,912 square feet.  The purchase price was $40.5 million, excluding closing costs.

•            In January 2013, SIR acquired two single tenant, net leased office properties located in Addison, TX with a combined 553,799 square feet.  The aggregate purchase price was $105.0 million, excluding closing costs.

In January 2013, SIR entered agreements to acquire three properties with a combined 225,211 square feet for an aggregate purchase price of $53.3 million, excluding closing costs, which are described below.

•            In January 2013, SIR entered an agreement to acquire two single tenant, net leased office properties located in Provo, UT with a combined 125,225 square feet. The aggregate purchase price is $34.7 million, excluding closing costs. This acquisition is subject to SIR’s satisfactory completion of diligence and other customary closing conditions; accordingly, SIR can provide no assurance that it will acquire these properties for the stated aggregate purchase price or at all.

•            Also in January 2013, SIR entered an agreement to acquire a single tenant, net leased office property located in San Antonio, TX with 99,986 square feet. The purchase price is $18.6 million, excluding closing costs. This acquisition is subject to SIR’s satisfactory completion of diligence and other customary closing conditions; accordingly, SIR can provide no assurance that it will acquire this property for the stated purchase price or at all.

Financing Activities:

Since October 1, 2012, SIR has completed the following financing activities:

On December 11, 2012, SIR sold 8,050,000 common shares, including 1,050,000 common shares sold when the underwriters exercised in full their option to purchase additional shares, in a public offering at a price of $24.00 per share and raised net proceeds of approximately $182.8 million. The net proceeds from this offering were used to partially repay amounts outstanding under SIR’s revolving credit facility and for general business activities, including the acquisitions described above.

In February 2013, SIR increased the available borrowing amount under its revolving credit facility from $500.0 million to $750.0 million. All other terms and conditions of the revolving credit facility remain unchanged.

Conference Call:

On Friday, February 22, 2013, at 1:00 p.m. Eastern Time, David Blackman, President and Chief Operating Officer, and John Popeo, Treasurer and Chief Financial Officer, will host a conference call to discuss the fourth quarter and year end 2012 financial results.

The conference call telephone number is (800) 553-0288.  Participants calling from outside the United States and Canada should dial (612) 332-0530.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Friday, March 1, 2013.  To hear the replay, dial (320) 365-3844.  The replay pass code is 279894.

A live audio webcast of the conference call will also be available in a listen only mode on SIR’s website, which is located at www.sirreit.com.  Participants wanting to access the webcast should visit SIR’s website about five minutes before the call.  The archived webcast will be available for replay on SIR’s website for about one week after the call.  The transcription, recording and retransmission in any way of SIR’s fourth quarter conference call is strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s Fourth Quarter 2012 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

Select Income REIT is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants.  As of December 31, 2012, SIR owned 267 properties with a total of approximately 24.6 million square feet located in 19 states, including 229 properties with approximately 17.8 million square feet which are primarily leasable industrial and commercial land located on the island of Oahu, HI.  SIR is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of FFO and Normalized FFO.

Select Income REIT

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Revenues:
Rental income	$31,287	$22,588	$105,559	$91,775
Tenant reimbursements and other income	5,118	4,104	17,231	16,847
Total revenues	36,405	26,692	122,790	108,622

Expenses:
Real estate taxes	4,157	3,646	15,370	14,709
Other operating expenses	2,811	1,716	8,426	8,237
Depreciation and amortization	5,178	2,844	14,860	11,205
Acquisition related costs	1,212	—	2,470	—
General and administrative	2,539	1,240	8,203	5,528
Total expenses	15,897	9,446	49,329	39,679

Operating income	20,508	17,246	73,461	68,943

Interest expense (including amortization of deferred financing fees of $382, $0, $1,050 and $0, respectively)	(3,129)	—	(7,565)	—
Equity in earnings of an investee	80	—	269	—
Income before income tax expense	17,459	17,246	66,165	68,943
Income tax expense	(290)	—	(290)	—
Net income	17,169	17,246	65,875	68,943

Weighted average common shares outstanding	33,070	—	27,122	—

Net income per common share	$0.52	$—	$2.43	$—

Select Income REIT

Funds from Operations and Normalized Funds from Operations(1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Net income	$17,169	$17,246	$65,875	$68,943
Plus: depreciation and amortization	5,178	2,844	14,860	11,205
FFO	22,347	20,090	80,735	80,148
Plus: acquisition costs	1,212	—	2,470	—
Normalized FFO	$23,559	$20,090	$83,205	$80,148

Weighted average common shares outstanding	33,070	—	27,122	—

Per common share
FFO	$0.68		$2.98
Normalized FFO	$0.71		$3.07

(1)        SIR calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, as well as other adjustments currently not applicable to us. SIR’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SIR excludes acquisition related costs.  SIR considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities. SIR believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods. FFO and Normalized FFO are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s status as a REIT, limitations in SIR’s revolving credit facility and term loan agreements, the availability of debt and equity capital to SIR, SIR’s expectation of its future capital requirements and operating performance, and SIR’s expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs. SIR believes that FFO and Normalized FFO may facilitate an understanding of SIR’s consolidated historical operating results. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SIR’s Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SIR does.

Select Income REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	December 31,	December 31,
	2012	2011
ASSETS
Real estate properties:
Land	$675,092	$614,702
Buildings and improvements	620,686	292,634
	1,295,778	907,336
Accumulated depreciation	(46,697)	(36,240)
	1,249,081	871,096

Acquired real estate leases, net	95,248	44,333
Cash and cash equivalents	20,373	—
Restricted cash	42	—
Rents receivable, net of allowance for doubtful accounts of $644 and $4,067, respectively	38,885	35,024
Deferred leasing costs, net	4,816	3,418
Deferred financing costs, net	5,517	—
Due from related persons	585	—
Other assets	16,105	661
Total assets	$1,430,652	$954,532

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$95,000	$—
Term loan	350,000	—
Mortgage notes payable	27,778	—
Accounts payable and accrued expenses	19,703	14,217
Assumed real estate lease obligations, net	20,434	21,005
Rents collected in advance	6,518	6,229
Security deposits	9,335	8,281
Due to related persons	1,701	—
Total liabilities	530,469	49,732

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized, 39,282,592 and 1,000 shares issued and outstanding, respectively	393	—
Additional paid in capital	876,920	—
Cumulative net income	51,251	—
Cumulative other comprehensive income	25	—
Cumulative common distributions	(28,406)	—
Ownership interest	—	904,800
Total shareholders’ equity	900,183	904,800

Total liabilities and shareholders’ equity	$1,430,652	$954,532

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED AGREEMENTS TO PURCHASE PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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